UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

NewAge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7158 S. FL Smidth Dr., Suite 250, Midvale, UT 84047
(Address of principal executive offices) (Zip Code)

(801) 813-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2022, NewAge, Inc. (the “Company”) received an additional delinquency notification letter (the “May 12 Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that due to the delay in filing the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all periodic financial reports with the Securities and Exchange Commission (the “SEC”).

As previously reported, the Company received a letter from Nasdaq on April 1, 2022 notifying the Company it was not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1) due to the delay in the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”). The May 12 Letter states that, in accordance with the letter received on April 1, 2022, the Company has until May 31, 2022 to submit a plan addressing how it intends to regain compliance with Nasdaq’s listing rules and, if Nasdaq accepts the Company’s plan, it may grant an extension of up to 180 calendar days from the original filing due date of the Form 10-K, or until September 27, 2022, to regain compliance.

The Company expects and intends to submit to Nasdaq the compliance plan by May 31, 2022. The Company’s management is working diligently to complete the Form 10-K and the Form 10-Q and intends to file both the Form 10-K and Form 10-Q as soon as practicable.

Item 7.01 Regulation FD Disclosure.

On May 17, 2022, the Company issued a press release announcing the Company’s receipt of the May 12 Letter. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to the Company’s management. Forward-looking statements include statements regarding the Company’s expectations regarding the submission of a compliance plan to Nasdaq and the Company’s ability to file the Form 10-K and the Form 10-Q with the SEC. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. The Company’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on the SEC’s website, www.sec.gov, or the investor relations portion of the Company’s website, investors.newagegroup.com. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWAGE, INC.

Date: May 17, 2022	By:	/s/ Ed Brennan
Ed Brennan
Interim Chief Executive Officer